Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Kingsway Financial Services Inc.
Itasca, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Registration Nos. 333-196633 and 333-194108) of Kingsway Financial Services Inc. of our report dated March 16, 2018, except for Note 5 and Note 25, as to which the date is November 7, 2018, related to the consolidated financial statements which appear in this Form 8K.

\s\ BDO USA, LLP

Grand Rapids, Michigan
November 7, 2018